Exhibit 10.1

VOTING AGREEMENT AND IRREVOCABLE PROXY

THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is entered into as of August 13, 2020 (the “Effective Date”), by and among Rennova Health, Inc., a Delaware corporation (the “Company”), Seamus Lagan, an individual shareholder of the Company (“Lagan”), Alcimede LLC, a shareholder of the Company (“Alcimede”), and Christopher Diamantis, an individual shareholder of the Company (“Diamantis”, and together with Lagan and Alcimede, the “Shareholders”, and each, a “Shareholder”).

RECITALS

WHEREAS, as of the Effective Date, Lagan is the owner of five shares of the Company’s Common Stock (the “Lagan Shares”);

WHEREAS, as of the Effective Date, Alcimede, of which Lagan is the sole manager, is the owner of 250,000 shares of the Company’s Series L Convertible Preferred Stock (the “Alcimede Shares”);

WHEREAS, on June 30, 2020, the Company and Diamantis entered into that certain Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company issued to Diamantis 22,000 shares of Series M Convertible Preferred Stock (the “Series M Preferred Stock”), which, regardless of the number of shares of Series M Preferred Stock outstanding and so long as at least one share of Series M Preferred Stock is outstanding, the outstanding shares of Series M Preferred Stock shall have the number of votes, in the aggregate, equal to 51% of all votes entitled to be voted at any meeting of stockholders or action by written consent (the “Diamantis Shares”, and together with the Lagan Shares and the Alcimede Shares, the “Shares”), in exchange for the extinguishment of the Company’s indebtedness to Diamantis totaling $18,849,637.06, including accrued interest; and

WHEREAS, the execution and delivery of this Agreement by Lagan and Alcimede were material inducements to the willingness of Diamantis to enter into the Exchange Agreement.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in the Exchange Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Diamantis Shares; New Shares.

(a) No holder of the Series M Preferred Stock shall Transfer (as defined in the Series M Preferred Stock Certificate of Designation) all or any of its shares of Series M Preferred Stock without the written consent of the Company. Even if he receives such consent, Diamantis shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of, reduce his economic risk in, or encumber, the Diamantis Shares or any New Shares (as defined below), or make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing, at any time prior to the Expiration Time (as defined below); provided, however, that Diamantis may transfer or otherwise dispose of Diamantis Shares and New Shares (i) to any member of his immediate family, (ii) to a trust for the benefit of Diamantis or any member of his immediate family for estate planning purposes, (iii) to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) in connection with or for the purpose of personal tax-planning; provided, however, that any transfer referred to in the foregoing clauses (i) through (iv) and the introductory language thereto shall be permitted only if, as a precondition to such transfer, the transferee agrees to be bound by the terms and conditions of this Agreement and, if requested by Lagan, to execute a Proxy (as defined below). As used herein, the term “Expiration Time” shall mean the earliest to occur of (A) Lagan’s death, (B) such date and time designated by Lagan in a written notice to Diamantis, or (C) the written agreement of the parties hereto to terminate this Agreement.

(b) Except with the written consent of the Company and pursuant to the terms of this Agreement, Diamantis shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Diamantis Shares or New Shares, deposit any of the Diamantis Shares or New Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Diamantis Shares or New Shares or make any public announcement that is in any manner inconsistent with Section 2.

(c) Except as otherwise provided herein, no Shareholder shall, in his or its capacity as a shareholder of the Company, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or be reasonably expected to have the effect of impairing his or its ability to perform his or its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

(d) Any securities of the Company that Alcimede or Diamantis acquires upon conversion of the Series L Preferred Stock or the Series M Preferred Stock after the date of this Agreement and prior to the Expiration Time, or that any Shareholder acquires by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction (collectively, the “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2. Agreement to Vote Shares.

(a) Prior to the Expiration Time, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of the Company, each of Lagan, Alcimede and Diamantis shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Shares owned by him or it and any New Shares in such manner as is decided by Lagan in his sole and absolute discretion. Accordingly, during the term of this Agreement, Diamantis shall not vote or attempt to vote any of his respective shares of the Shares, or otherwise exercise or attempt to exercise any voting or other approval rights of any of his respective shares of the Shares, in contravention of the foregoing, and any such prohibited exercise by Diamantis of voting or approval rights shall be void and of no force or effect.

2

(b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Lagan or Diamantis from acting in such Shareholder’s capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to such Shareholder solely in such Shareholder’s capacity as a stockholder of the Company.

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Diamantis shall deliver to Lagan and the Company a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is (and the parties hereby agree that it is) coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company in accordance with Section 2(a) covering the total number of Shares and New Shares in respect of which Diamantis is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Diamantis, (i) Diamantis hereby revokes any and all prior proxies (other than the Proxy) given by him with respect to the subject matter contemplated by Section 2(a), and (ii) Diamantis shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any person to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Time.

4. Representations, Warranties and Covenants of the Shareholders. Each of the Shareholders hereby represents, warrants and covenants to the other parties as follows:

(a) As of the Effective Date, such Shareholder is the beneficial or record owner of, or exercises voting power over the Lagan Shares, the Alcimede Shares or the Diamantis Shares, as the case may be. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if such Shareholder is a married individual and resides in a state with community property laws, the community property interest of his spouse to the extent applicable under such community property laws). The Shares owned by such Shareholder are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on such Shareholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the exercise or fulfillment of the rights and obligations of such Shareholder under this Agreement or of the parties to this Agreement. Such Shareholder’s principal residence or place of business is set forth on the signature page hereto.

(b) Such Shareholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Shareholder, and no other actions or proceedings on the part of such Shareholder are necessary to authorize the execution and delivery by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

3

(c) The execution and delivery of this Agreement does not, and the performance by such Shareholder of his or its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any agreement, commitment, law, rule, regulation, judgment, order or decree to which such Shareholder is a Shareholder or by which such Shareholder is bound, except, in the case of Diamantis, for the written consent of the Company under the terms of the Series M Preferred Stock.

(d) Such Shareholder agrees that he or it will not in his or its capacity as a stockholder of the Company bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which challenges the validity or seeks to enjoin the operation of any provision of this Agreement or the Proxy.

5. Further Assurances. Each party agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the other parties may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

6. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each of the Shareholders hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to the Series M Preferred Stock (and that this Agreement places limits on the voting and transfer of the Series M Preferred Stock), subject to the provisions hereof and provided that any such stop transfer order and notice required by the terms of this Agreement will immediately be withdrawn and terminated by the Company following the Expiration Time.

7. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally, by electronic transmission, or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next business day, if the date of confirmation of receipt is not a business day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the address set forth for each party on the signature page hereof (or at such other address for a party as shall be specified by like notice).

(b) Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Effective Date. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

4

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that a party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other party set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to such party upon any such violation of this Agreement or the Proxy, such party shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or any other means available to such party at law or in equity and the other party hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for security or the posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

(e) Entire Agreement; Non-assignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by a party without the prior written consent of the other parties, and any such assignment or delegation that is not consented to shall be null and void ab initio. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including, without limitation, any person to whom any Shares or New Shares are sold, transferred or assigned). All authority conferred herein shall survive the death, dissolution or incapacity of a party and in the event of a party’s death, dissolution or incapacity, any obligation of such party hereunder shall be binding upon the heirs, personal representatives, successors and assigns of such party.

5

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts sitting in Palm Beach County, Florida, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such courts.

(i) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of either party, provided, that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date.

COMPANY:

RENNOVA HEALTH, INC.,
a Delaware corporation

By:	/s/ Sebastien Sainsbury
Name:	Sebastien Sainsbury
Title:	Secretary
Address:	931 Village Boulevard, Suite 905
West Palm Beach, Florida 33409

LAGAN:

/s/ Seamus Lagan
Seamus Lagan
Address:

ALCIMEDE:

ALCIMEDE LLC, a Delaware limited liability company

By:	/s/ Seamus Lagan
Name:	Seamus Lagan
Title:	Sole Manager
Address:

DIAMANTIS:

/s/ Christopher Diamantis
Christopher Diamantis
Address:

7

EXHIBIT A

IRREVOCABLE PROXY
TO VOTE SERIES M CONVERTIBLE PREFERRED STOCK OF
RENNOVA HEALTH, INC.

The undersigned stockholder (“Diamantis”) of Rennova Health, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints SEAMUS LAGAN, an individual stockholder of the Company (“Lagan”), as the sole and exclusive attorney and proxy of Diamantis, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Diamantis is entitled to do so) with respect to all of the Diamantis Shares, and New Shares (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy and the Voting Agreement. Capitalized terms used but not otherwise defined in this Irrevocable Proxy shall have the meanings assigned to such terms in the Voting Agreement and Irrevocable Proxy dated on or about the date hereof among Diamantis, Lagan, Alcimede and the Company.

The Shares beneficially owned by Diamantis as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon Diamantis’ execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by Diamantis with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and Diamantis agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time.

Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to the Voting Agreement, and is granted in connection with Diamantis entering into the Exchange Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Diamantis, at any time prior to the Expiration Time, to act as Diamantis’ attorney and proxy to vote the Shares, and to exercise all voting and other rights of Diamantis with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in such manner as is decided by Lagan in his sole and absolute discretion. Accordingly, until the Expiration Time, Diamantis shall not vote or attempt to vote any of his respective shares of the Shares, or otherwise exercise or attempt to exercise any consent, voting or other approval rights of any of his respective shares of the Shares, in contravention of the foregoing, and any such prohibited exercise by Diamantis of voting or approval rights shall be void and of no force or effect.

All authority herein conferred shall survive the death or incapacity of Diamantis and any obligation of Diamantis hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Diamantis. The power of attorney granted by Diamantis herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of Diamantis.

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Lagan and the Company. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated: August 13, 2020

Christopher Diamantis Shares beneficially owned on the date hereof: 22,000 shares of Series M Convertible Preferred Stock

2